UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 9, 2014)

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Victor von Bruns-Strasse 21
CH-8212 Neuhausen am Rheinfall, Switzerland
(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Asbestos Matters

The Company and certain of its subsidiaries, including Yarway Corporation (“Yarway”) and Grinnell LLC (“Grinnell”), along with numerous other third parties, are named as defendants in personal injury lawsuits based on alleged exposure to asbestos containing materials. Over 90% of cases pending against affiliates of Tyco International Ltd. (the “Company”) have been filed against Yarway or Grinnell, and have typically involved product liability claims based primarily on allegations of manufacture, sale or distribution of industrial products that either contained asbestos or were used with asbestos-containing components. Claims filed against Yarway derive from Yarway’s purported use of asbestos-containing gaskets and packing in the sale or distribution of steam valves and traps and from its alleged manufacture of asbestos-containing expansion joint packing. Yarway’s alleged manufacture, distribution and/or sale of asbestos-containing materials ceased by 1988, and Yarway ceased substantially all of its manufacturing, distribution and sales operations in 2003. Claims filed against Grinnell typically allege that it manufactured, sold or distributed valves, gaskets, piping and sprinkler systems containing asbestos.

Yarway

As previously disclosed, on April 22, 2013 Yarway filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”). As a result of this filing, the continuation or commencement of asbestos-related litigation against Yarway has been enjoined by the automatic stay imposed by the U.S. Bankruptcy Code. Yarway's goal has been to negotiate, obtain approval of, and consummate a plan of reorganization that establishes a trust to fairly and equitably value and pay current and future Yarway asbestos claims, and that, in exchange for funding of the trust by the Company and/or its subsidiaries, provides permanent injunctive relief protecting the Company, each of its current and former affiliates and various other parties (the “Company Protected Parties”) from any further asbestos claims based on products manufactured, sold, and/or distributed by Yarway. On October 9, 2014, the Company reached an agreement in principle with Yarway, the Official Committee of Asbestos Claimants (“ACC”) appointed in the Yarway Chapter 11 case as the representative of current Yarway asbestos claimants, and the Future Claimants Representative (“FCR”) appointed in the Yarway Chapter 11 case as the representative of future Yarway asbestos claimants, to fund a section 524(g) trust for the resolution and payment of current and future Yarway asbestos claims. The agreement in principle, which will be implemented through a Chapter 11 plan for Yarway, will resolve the potential liability of the Company Protected Parties for pending and future derivative personal injury claims related to exposure to asbestos-containing products that were allegedly manufactured, distributed, and/or sold by Yarway (“Yarway Asbestos Claims”). Under the Chapter 11 plan, an asbestos settlement trust (the “Yarway Trust”) that conforms to the provisions of Section 524(g) of the U.S. Bankruptcy Code will be established and, on the effective date of the Chapter 11 plan, the Company and Yarway will contribute to the Yarway Trust a total of $325 million in cash (“Settlement Consideration”), which includes approximately $100 million relating to the settlement of intercompany amounts allegedly due to Yarway. In exchange for the Settlement Consideration, each of the Company Protected Parties will receive the benefit of a release from Yarway and an injunction under section 524(g) of the Bankruptcy Code permanently enjoining the assertion of Yarway Asbestos Claims against those Parties. The agreement in principle is subject, among other things, to the negotiation and filing of a Chapter 11 plan of reorganization for Yarway incorporating the terms of such agreement (the “Plan”), acceptance of the Plan by at least 75% of Yarway’s current asbestos claimants voting on such Plan, confirmation of the Plan by the Bankruptcy Court and approval of the injunction in favor of the Company Protected Parties by the United States District Court for the District of Delaware (“District Court”). On the effective date of the Plan, which is anticipated to occur in the second half of fiscal 2015, the Company and Yarway will pay the Settlement Consideration and Yarway Asbestos Claims against the Company Protected Parties will be permanently enjoined. Yarway is anticipated to become a wholly-owned subsidiary of the Yarway Trust and, accordingly, would no longer be owned by or be part of a consolidated group with the Company. Unless extended by a further agreement, the agreement in principle will expire if the order confirming the Plan and implementing the injunction has not been entered or affirmed by the District Court by April 30, 2015, or if the effective date of the Plan has not occurred by September 15, 2016. As a result of the agreement in principle to settle, the Company has recorded a charge of $225 million during the fourth fiscal quarter of 2014.

As a result of filing the voluntary bankruptcy petition during the third quarter of fiscal 2013, the Company recorded an expected loss upon deconsolidation of $10 million related to the Yarway Chapter 11 filing, which continues to represent the Company’s best estimate of its loss.

Other Claims

The Company continuously assesses the sufficiency of its estimated liability for pending and future asbestos claims and defense costs. On a quarterly basis, the Company evaluates actual experience regarding asbestos claims filed, settled and dismissed, amounts paid in settlements, and the recoverability of its insurance assets. If and when data from actual experience demonstrate an unfavorable discernible trend, the Company performs a valuation of its asbestos related liabilities and corresponding insurance assets including a comprehensive review of the underlying assumptions. In addition, the Company evaluates its ability to reasonably estimate claim activity beyond its current look-forward period in order to assess whether such period is appropriate. In addition to claims and litigation experience, the Company considers additional qualitative and quantitative factors such as changes in legislation, the legal environment, the Company’s strategy in managing claims and obtaining insurance, including its defense strategy, and health related trends in the overall population of individuals potentially exposed to asbestos. The Company evaluates all of these factors and determines whether a change in the estimate of its liability for pending and future claims and defense costs or insurance assets is warranted.

During the fourth quarter of fiscal 2014, the Company concluded that an unfavorable trend had developed in actual claim filing activity compared to projected claim filing activity established during the Company’s most recent valuation. Accordingly, the Company, with the assistance of independent actuarial service providers, performed a revised valuation of its asbestos-related liabilities and corresponding insurance assets. As part of the revised valuation, the Company assessed whether a change in its look-forward period was appropriate, taking into consideration its more extensive history and experience with asbestos-related claims and litigation (including its experience with Yarway), and determined that it was now possible to make a reasonable estimate of the actuarially determined ultimate risk of loss for pending and unasserted potential future asbestos-related claims through 2056. In connection with the revised valuation, the Company considered a recent settlement with one of its insurers calling for the establishment of a qualified settlement fund, and the results of a separate independent actuarial consulting firm report conducted in the fourth quarter to assist the Company in obtaining insurance to fully fund all estimable asbestos-related claims (excluding Yarway claims) incurred through 2056.

The independent actuarial service firm calculated a total estimated liability for asbestos-related claims of the Company, which reflects the Company’s best estimate of its ultimate risk of loss to resolve all pending and future claims (excluding Yarway claims) through 2056, which is the Company’s reasonable best estimate of the actuarially determined time period through which asbestos-related claims will be filed against Company affiliates.

In conjunction with determining the total estimated liability, the Company retained an independent third party to assist it in valuing its insurance assets responsive to asbestos-related claims, excluding Yarway claims. These insurance assets represent amounts due to the Company for previously settled claims and the probable reimbursements relating to its total liability for pending and unasserted potential future asbestos claims and defense costs. In calculating this amount, the Company used the estimated asbestos liability for pending and projected future claims and defense costs described above, and it also considered the amount of insurance available, the solvency risk with respect to the Company's insurance carriers, resolution of insurance coverage issues, gaps in coverage, allocation methodologies, and the terms of existing settlement agreements with insurance carriers.

As a result of the activity described above, the Company recorded a net charge, in addition to the amounts described above for Yarway, of $240 million during the quarter ended September 26, 2014. Although the Company’s methodology established a range of estimates of reasonably possible outcomes, the Company recorded its best estimate within such range based upon currently known information. The Company's estimated gross asbestos liability, excluding Yarway, of $538 million was recorded within the Company's Consolidated Balance Sheet as a liability for pending and future claims and related defense costs, and separately as an asset for insurance recoveries of $245 million. The aforementioned total estimated liability is on a pre-tax basis, not discounted for the time-value of money, and includes defense costs, which is consistent with the Company’s historical accounting practices.

The amounts recorded by the Company for asbestos-related liabilities and insurance-related assets are based on the Company's strategies for resolving its asbestos claims, currently available information, and a number of estimates and assumptions. Key variables and assumptions include the number and type of new claims that are filed each year, the average cost of resolution of claims, the identity of defendants, the resolution of coverage issues with insurance carriers, amount of insurance, and the solvency risk with respect to the Company's insurance carriers. Many of these factors are closely linked, such that a change in one variable or assumption will impact one or more of the others, and no single variable or assumption predominately influences the determination of the Company's asbestos-related liabilities and insurance-related assets. Furthermore, predictions with respect to these variables are subject to greater uncertainty in the later portion of the projection period. Other factors that may affect the Company's liability and cash payments for asbestos-related matters include uncertainties surrounding the litigation process from jurisdiction to jurisdiction and from case to case, reforms of state or federal tort legislation and the applicability of insurance policies among subsidiaries. As a result, actual liabilities or insurance recoveries could be significantly higher or lower than those recorded if assumptions used in the Company's calculations vary significantly from actual results.

In connection with the foregoing, during the third quarter of fiscal 2014, the Company resolved disputes with certain of its historical insurers and agreed that certain insurance proceeds will be used to establish and fund a qualified settlement fund (“QSF”), within the meaning of the Internal Revenue Code, which will be used for the resolution of asbestos liabilities of the Company, other than Yarway asbestos claims. It is intended that the QSF will receive future insurance payments and proceeds from third party insurers and, in addition, will fund and manage liabilities for certain historical operations of the Company. In addition, the Company expects to make cash contributions to the QSF structure within the next 12 months of approximately $275 million to purchase insurance that will be dedicated to, and is expected to fully fund, these liabilities.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Financial Table Related to Asbestos Liabilities

FORWARD-LOOKING STATEMENTS
This filing contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate”, “estimate”, “believe”, “commit”, “confident”, “continue”, “could”, “intend”, “may”, “plan”, “potential”, “predict”, “positioned”, “should”, “will”, “expect”, “objective”, “projection”, “forecast”, “goal”, “guidance”, “outlook”, “effort”, “target”, and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements in this filing include expectations related to the resolution of Yarway Asbestos Claims, the filing and effectiveness of the Chapter 11 Plan and the efficacy of the 524(g) injunction with respect to Company Protected Parties, the Company’s plan to fund a QSF and acquire insurance in respect of asbestos liabilities. The forward-looking statements in this filing are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: legislative, regulatory and other factors that may impact the Company’s plans; adverse court decisions in asbestos litigation involving Company affiliates or other defendants; unanticipated reactions of creditors of Yarway and/or other affiliates of the Company; Court approval of the Plan, and litigation with respect to the Plan or insurance recoveries related to Grinnell. Actual results could differ materially from anticipated results. The Company is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in the Company Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Executive Vice President and General Counsel

Date: October 14, 2014

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